SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2007

Health Enhancement Products, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30415	87-0699977
(Commission File Number)	(I.R.S. Employer Identification No.)

7740 East Evans Rd., Suite A100, Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(480) 385-3800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01

Entry into a Material Definitive Agreement

On December 11, 2007, the Registrant entered into a Branding and Marketing Agreement with Specialty Nutrition Group, Inc. (“SNG”), under which SNG will among other things, reposition, rebrand and repackage the registrant’s ProAlgaZyme product.  SNG’s obligations include assessing the Registrant’s distribution strategy and identify potential distribution related partners.  In exchange for these services, the Registrant has agreed to compensate SNG as follows:  (i) $20,000 per month for an estimated three months and (ii) 5% of the revenues in perpetuity from the Registrant’s sale of its ProAlgaZyme product after March 15, 2008 (the expected completion date of the marketing program).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2007	HEALTH ENHANCEMENT PRODUCTS, INC.

By: /s/Janet L. Crance
Janet L. Crance, Chief Administrative Officer

2